Exhibit 99.1

Corporate Headquarters

100 Motor Parkway, Suite 160

Hauppauge, NY 11788-5138

Direct Dial: 631-360-9304

Direct Fax: 631-360-9380

PRESS RELEASE

Release Date: August 30, 2005

Contact:	Ms. Judith Barber
Corporate Secretary

SMITHTOWN BANCORP DECLARES CASH DIVIDEND

AND ANNOUNCES STOCK REPURCHASE PROGRAM

DATELINE, August 30, 2005 - The board of directors of Smithtown Bancorp has declared a cash dividend of $.06 per share payable to all common shareholders of record as of the close of business on September 16, 2005. The dividend will be paid on October 3, 2005.

The Board also approved a stock repurchase program under which the company can repurchase up to 100,000 shares of its outstanding common stock. The shares will be used for general corporate purposes, including the issuance of stock to participate in the company’s restricted stock plan and the employee stock purchase plan.

Smithtown Bancorp is the parent company of Bank of Smithtown. The company’s shares trade on NASDAQ under the symbol “SMTB”.